UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2008

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2008, the Board of Directors (the “Board”) of ICO, Inc. (the “Company”) elected Phillip D. Ashkettle to the Board effective May 8, 2008, for a term that expires at the Company’s 2010 annual meeting of shareholders.  Mr. Ashkettle was elected to fill the vacancy on the Board resulting from the resignation of Charles T. McCord, III from the Board, which became effective on May 8, 2008.  Mr. Ashkettle will serve as a member of the Compensation Committee of the Board of Directors.  Mr. Ashkettle has more than 40 years experience in the plastics and chemical industries and currently serves on the advisory boards of Fox River Group LLC, Polyflow Corporation and Brecourt Capital Partners LLC.  The Company issued a press release on May 8, 2008 announcing the election of Mr. Ashkettle and the resignation of Mr. McCord, which is included as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
99.1	Press Release dated May 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: May 8, 2008	By:	/s/ Bradley T. Leuschner
	Name:	Bradley T. Leuschner
	Title:	Chief Financial Officer and Treasurer